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                                                                    EXHIBIT 10.1

                           INCENTIVE STOCK OPTION PLAN
                                       OF
                                 PRINTWARE, INC.


     1. PURPOSE. The purpose of this Incentive Stock Option Plan (the "Plan") is to encourage key employees of Printware, Inc. (the "Company") to acquire a proprietary interest in the Company, thereby creating an additional incentive to such employees to promote the Company's best interests and to continue in its employ, and further to provide an additional inducement for the acquisition of the services of persons expected to become key employees and to implement the growth and development of the Company. This Plan will be effected through the granting of stock options as herein provided, which options are intended to qualify as "incentive stock options" within the provisions of Section 422A of the Internal Revenue Code of 1954 and any amendments thereto, and all provisions of this Plan and any options granted hereunder shall be interpreted so as to qualify thereunder.

     2.   ADMINISTRATION.

          a. This Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall be comprised of the entire Board or, if the Board so determines, of three or more members of the Board who shall be "disinterested persons" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934.

          b. The Committee shall have full authority and discretion to determine, consistent with the provisions of this Plan, the employees to be granted options, the times at which options shall be granted, the option price of the shares subject to each option (subject to Section 6), the number of shares subject to each option (subject to Section 3), the period during which each option becomes exercisable (subject to Section 7), and the terms to be set forth in each option agreement. The Committee shall also have full authority and discretion to adopt and revise such rules and procedures as it shall deem necessary for the administration of this Plan.

          c. The Committee's interpretation and construction of any provisions of this Plan or any option granted hereunder shall be final, conclusive and binding on the Company, the optionee and all other persons.

     3. ELIGIBILITY. The Committee shall from time to time determine the key employees of the Company who shall be granted options under this Plan. No option shall be granted to any officer or director of the Company who is not an employee of the Company. An employee who has been granted an option may be granted an additional option or options under this Plan if the Committee shall so determine, with the restriction that (i) no individual employee may receive options aggregating more than 100,000 shares under this Plan, and (ii) no individual employee may receive incentive stock options (under this Plan and all incentive stock option plans of the



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Company), in any calendar year, for shares having an aggregate Fair Market
Value (determined as of the time the option is granted) in excess of $100,000, plus the amount of any unused limit carryover available for use in that calendar year, as determined pursuant to Section 422A(c) (4) of the Internal Revenue Code of 1954, as amended. The granting of an option under this Plan shall not affect any outstanding stock option previously granted to an optionee under this Plan or any other plan of the Company, except that no option under this Plan shall be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, as amended) any incentive stock option, under this Plan or any other plan of the Company, which was granted to the optionee before the granting of such option.

     4. SHARES OF STOCK SUBJECT TO THIS PLAN. The number of shares which may be issued pursuant to the options granted by the Committee under this Plan shall not exceed 500,000 shares of the common voting stock of the Company (the "Common Stock"), subject to adjustment as provided herein. Such shares may be authorized and unissued shares or shares previously acquired or to be acquired by the Company and held in treasury. Any shares subject to an option which expires for any reason or is terminated unexercised as to such shares may again be subject to an option under this Plan.

     5. ISSUANCE AND TERMS OF OPTION AGREEMENTS. Each key employee to whom an option is granted under this Plan shall be entitled to receive an appropriate Option Agreement, executed in the Company's name and also by the employee, evidencing his option and referring to the terms and conditions of this Plan.

     6.   OPTION PRICE.

          a. Each Option Agreement shall state the number of shares to which it pertains and shall state the option price, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted. If the employee, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company, the option price shall not be less than 110% of the Fair Market Value of the Common Stock on the date the option is granted. "Fair Market Value," as used in this Plan, shall mean the value of the Common Stock on a pertinent date as determined by the Committee, using such valuation methods as it, in its sole discretion, shall deem appropriate.

          b. Upon the exercise of the option, the option price shall be payable either (i) in United States dollars, in cash or by check, or (ii) if the Board of Directors, in its sole discretion, shall so authorize, in shares of the Common Stock of the Company then owned by the employee. Shares of Common Stock delivered in payment of the option price shall be valued at their Fair Market Value on the date of such delivery.

          c. The proceeds of the sale of the Common Stock subject to option shall be added to the general funds of the Company and used for its corporate purposes.


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     7.   TERMS AND EXERCISE OF OPTIONS.  Each option granted under this Plan shall be exercisable during the periods and for the number of shares as shall be provided in the Option Agreement evidencing the option granted by the Committee and the terms thereof. However, no option shall be exercisable after the expiration of ten years from the date of grant.

     8. WITHHOLDING TAXES. The Company shall have the right to require the payment (through withholding from the optionee's salary or otherwise) of any federal, state, or local taxes required by law to be withheld with respect to the issuance of shares upon the exercise of an option or with respect to any disposition of such shares by the optionee.

     9. REQUIREMENTS OF LAW. The granting of options and the issuance of shares of Common Stock upon the exercise of an option shall be subject to all applicable laws, rules, and regulations, and shares shall not be issued except upon approval of proper government agencies or stock exchanges as may be required. The exercise of any option will be contingent upon receipt from the optionee (or the purchaser acting under Section 11(b)) of a representation in writing that at the time of such exercise it is then his intention to acquire the shares being purchased for investment and not for resale or other distribution thereof to the public.

     10. NONTRANSFERABILITY. All options granted under this Plan shall be nontransferable by the optionee, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime, only by him.

     11.  TERMINATION OF EMPLOYMENT; DEATH OF OPTIONEE.

          a. If an optionee shall cease to be employed by the Company as a result of retirement for age or disability, he may, but only within a period of ninety days beginning the day following the date of such termination of employment, exercise his option, to the extent he was entitled to exercise it at the date of such termination. Termination for any other reason (other than death) shall result in cancellation of the option as of the date of such termination.

          b. In the event of the death of an optionee while in the employ of the Company, the option theretofore granted to him shall be exercisable only by the proper beneficiary within a period of one year after the date of death and then only if and to the extent the optionee was entitled to exercise it at the date of his death.

          c. Notwithstanding paragraphs (a) and (b) of this Section 11, no option shall be exercisable by the optionee or any beneficiary after the expiration of the term of the option.

     12. ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or other similar corporate change, then if the Board shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares subject to each outstanding option and the option prices or in


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the maximum number of shares subject to this Plan, such adjustments shall be made by the Board and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

     13. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board shall have power to make any arrangement it deems advisable with respect to outstanding options, which shall be binding for all purposes of this Plan, including, but not limited to, the substitution of new options for any options then outstanding, the assumption of any such options, and the termination of such options.

     14. CLAIM TO STOCK OPTION, OWNERSHIP OR EMPLOYMENT RIGHTS. No employee or other person shall have any claim or right to be granted options under this Plan. No optionee, prior to issuance of the stock, shall be entitled to voting rights, dividends, or other rights of shareholders except as otherwise provided in this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

     15. EXPENSES OF PLAN. The expenses of administering this Plan shall be borne by the Company.

     16. RELIANCE ON REPORTS. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with this Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken, or any omission to act, in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     17. INDEMNIFICATION. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.


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     18.  AMENDMENT AND TERMINATION.  No options may be granted under this
Plan after June 3, 1995, or earlier termination of this Plan as hereinafter provided. The Board may terminate this Plan or modify or amend this Plan in such respect as it shall deem advisable, provided, however, that the Board may not, without further approval within twelve months by the Company's shareholders, (i) increase the aggregate number of shares of Common Stock as to which options may be granted under this Plan except as provided in Section 12, (ii) change the class of employees eligible to receive options, (iii) change the provisions of this Plan regarding the option price, (iv) extend the period during which options may be granted, or (v) extend the maximum period of ten years after the date of grant during which options may be exercised. No termination or amendment of this Plan may, without the consent of an employee to whom an option shall theretofore have been granted, adversely affect the rights of such employee under such option. Further, this Plan may not, without the approval of the Company's shareholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of incentive stock options as defined in Section 422A of the Internal Revenue Code of 1954 or any amendments thereto.

     19. GENDER. Any masculine terminology used in this Plan shall also include the feminine gender.

     20. EFFECTIVE DATE. The effective date of this Plan is June 3, 1985, the date of its adoption by the Board; provided, however, that it and any and all options granted hereunder shall be and become null and void if the shareholders of the Company shall fail to approve this Plan within twelve months from the date of its adoption.


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